UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 15 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2026

Schmitt Industries, Inc. (Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	001-38964 (Commission File Number)	93-1151989 (IRS Employer Identification No.)

8000 NE 14th Pl Portland, Oregon (address of principle executive offices)	97211 (Zip Code)

Registrants’s telephone number, including area code: (503) 227-7908

2765 NW Nicolai

Portland, OR 97210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - no par value	SMIT	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rune 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2026, Michael Zapata tendered his resignation as Chief Executive Officer and Chairman of the Board of Directors of the Schmitt Industries, Inc. (the Company). Neither resignation was the result of any disagreement with the Company.

Following the resignation, Charles Davidson remains the sole member of the Board. Pursuant to the Company’s bylaws and applicable Oregon law, the remaining director may act to fill vacancies on the Board and conduct such other business as may property come before the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schmitt Industries, Inc. has caused this certification/notice to be signed on its behalf by the undersigned duly authorized person.

Date: May 28, 2026	SCHMITT INDUSTRIES, INC.

	By.	/s/ Charles Davidson
Charles Davidson
Director